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                                                                    EXHIBIT 23.2

                        PricewaterhouseCoopers Letterhead


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-63664, 33-85656, 33-93910, 333-00444,
333-00446, 333-65001, 333-65007, 333-92643, 333-92645, 333-92647, 333-55164 and
333-76194) and on Form S-3 (File Nos. 333-24239 and 333-29263) of Perceptron,
Inc. and Subsidiaries of our report dated August 15, 2001 except as to Note 2 for which the date is March 15, 2002, relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
September 25, 2002